UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2010

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-658-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

The following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 11, 2010, Charles River Laboratories International, Inc. ("Charles River" or the "Company") issued a press release that, among other things, reaffirmed the 2009 sales guidance previously provided on November 3, 2009, and indicated that it expects non-GAAP earnings per share to be above the range set forth in the original November 3, 2009 annual guidance.

The press release, attached as Exhibit 99.1 to this report, includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained in the press release are "forward-looking" rather than historic. The press release also states that these and other risks relating to Charles River are set forth in the documents filed by Charles River with the Securities and Exchange Commission.

The press release also indicated that it contains estimates of certain preliminary 2009 (and indirectly fourth-quarter 2009) financial information. The Company is continuing to review its 2009 financial and operating results and actual results may differ materially from those contained herein. In particular, the preliminary financial information could vary from the above estimates based on the final accounting and/or determination as to whether non-GAAP characterization is appropriate for certain items.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 11, 2009, Charles River Laboratories International, Inc. (the "Company" or "Charles River") announced that it had decided to suspend operations at its Preclinical Services facility in Shrewsbury, Massachusetts by the middle of 2010. The suspension of operations is expected to result in approximately $7 million in charges, which includes cash severance and retention payments to employees of approximately $5.2 million, approximately $1 million related to reversal of tax incentives, and a write-off of approximately $1 million associated with related equipment lease impairments. The Company expects these charges to be recorded primarily in the first quarter of 2010. The Company has not completed its impairment analysis for the facility at this time.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.1 Press Release dated January 11, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

January 11, 2010	By:	Matthew Daniel

Name: Matthew Daniel
Title: Senior Corporate Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release filed January 11, 2010